Exhibit 5.4

November 16, 2022

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	BBBY – Exhibit 5 Opinion

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (each, a “Corporation” and collectively, the “Corporations”) and each of the Delaware limited liability companies listed on Schedule C attached hereto (each, an “LLC” and collectively, the “LLCs”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)    Each of the documents listed on Schedule D attached hereto (each, a “Certificate of Incorporation” and collectively, the “Certificates of Incorporation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”);

(b)    The bylaws of each of the Corporations (each, “Bylaws” and collectively, the “Corporate Bylaws”);

(c)    Resolutions adopted by the unanimous written consent of the board of directors of each of the Corporations, each dated October 17, 2022 (collectively, the “Corporate Resolutions”);

(d)    Each of the documents listed on Schedule E attached hereto (each, an “LLC Certificate” and collectively, the “LLC Certificates”), as filed in the office of the Secretary of State;

To Each of the Persons Listed

on Schedule A Attached hereto

November16, 2022

(e)    Each of the documents listed on Schedule F attached hereto (each, an “LLC Agreement” and collectively, the “LLC Agreements”);

(f)    Resolutions adopted by the sole member or managing member of each of the LLCs, each dated October 17, 2022 (collectively, the “LLC Resolutions”);

(g)    The form of Second Lien Indenture (the “Second Lien Indenture”) to be entered into by Bed Bath & Beyond Inc., a New York corporation (“Parent”), the Companies (as defined below), the other Subsidiary Guarantors (as defined therein) party thereto and Wilmington Trust, National Association, a national banking association (“WTNA”), as convertible second lien trustee, as non-convertible second lien trustee and as collateral agent;

(h)    The form of Third Lien Indenture (the “Third Lien Indenture”) to be entered into by Parent, the Companies, the other Subsidiary Guarantors (as defined therein) party thereto and WTNA, as third lien trustee and as collateral agent; and

(i)    A Certificate of Good Standing for each of the Companies, each dated October 14, 2022, obtained from the Secretary of State.

The Corporations and the LLCs are referred to herein each, as a “Company” and collectively, as the “Companies.” The Second Lien Indenture and the Third Lien Indenture are hereinafter referred to jointly as the “Transaction Documents.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (v) the forms of the Transaction Documents submitted to us will be duly completed in a manner consistent with the opinions stated herein.

For purposes of this opinion, we have assumed (i) that each of the Certificates of Incorporation, the Corporate Bylaws, the LLC Certificates and the LLC Agreements is in full force and effect, has not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us or referred to

To Each of the Persons Listed

on Schedule A Attached hereto

November 16, 2022

herein has been accomplished in accordance with, and was permitted by, the relevant provisions of said document and applicable law prior to its amendment or restatement from time to time, (iii) that each of the LLC Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation, management and termination of, the relevant LLC, (iv) that at all times since the formation of each of the LLCs, there has been at least one member of each such LLC and such LLC did not dissolve pursuant to its limited liability company agreement or by operation of law, (v) that each assignment or transfer of limited liability company interests in any of the LLCs to an assignee, and the admission of such assignee as a member of such LLC, were accomplished in accordance with, and were permitted by, the limited liability company agreement of such LLC as in effect at the time of such assignment and admission, and that such LLC was continued without dissolution, (vi) that each of the documents comprising the LLC Certificates listed on Schedule E attached hereto has been executed by an “authorized person” of the relevant LLC within the meaning of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”), (vii) that the members listed on the signature pages of the current LLC Agreement of each of the LLCs constitute all of the members of such LLC, (viii) that there are no proceedings pending or proposed for the merger, consolidation, conversion, bankruptcy, division, dissolution, liquidation or termination of any of the Companies, (ix) that the Corporate Resolutions relating to each of the Corporations (A) were duly adopted by the board of directors of each of the Corporations by unanimous written consent, have not been modified, amended or revoked and are in full force and effect on the date hereof, (B) have been duly filed with the minutes of the proceedings of the board of directors of the relevant Corporation, and (C) are the only resolutions adopted by the board of directors of any of the Corporations or any committee thereof relating to the matters set forth therein, (x) that as of October 17, 2022, there were no unfilled vacancies or newly-created directorships on the board of directors of any of the Corporations, (xi) that the LLC Resolutions relating to each of the LLCs (A) were duly adopted by the sole member or managing member, as applicable, of such LLC, have not been modified, amended or revoked and are in full force and effect on the date hereof, (B) have been duly filed in the minute book of such LLC, and (C) are the only resolutions adopted by any member, manager or committee of any of the LLCs relating to the matters set forth therein, (xii) except to the extent provided in paragraphs 1 and 6 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (xiii) the legal capacity of natural persons who are signatories to the documents examined by us, (xiv) except to the extent provided in paragraphs 2 and 7 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (xv) except to the extent provided in paragraphs 3 and 8 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (xvi) that each of the documents examined by us constitutes a legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (xvii) that Section 203 of the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.) (the “General Corporation Law”) is not applicable to any of the Corporations pursuant to subsection (b)(4) thereof, (xviii) that each of the Companies is a direct or indirect wholly-owned subsidiary of Parent, and that the execution and delivery by each of the Companies of the Transaction Documents, and the performance by each of

To Each of the Persons Listed

on Schedule A Attached hereto

November 16, 2022

the Companies of its obligations thereunder, are necessary and convenient to the conduct, promotion or attainment of the business and purposes of such Company, and (xix) that each of the Companies derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware. We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the tax, insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    Each of the Corporations has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law.

2.    Each of the Corporations has all necessary corporate power and authority under the General Corporation Law and under its respective Certificate of Incorporation and Bylaws to execute and deliver, and to perform its obligations under, the Transaction Documents.

3.    The execution and delivery by each of the Corporations of the Transaction Documents, and the performance by each of the Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation under the General Corporation Law and under its respective Certificate of Incorporation and Bylaws.

4.    The execution and delivery by each of the Corporations of the Transaction Documents, and the performance by each of the Corporations of its obligations thereunder, do not violate (i) its respective Certificate of Incorporation or Bylaws, or (ii) the General Corporation Law.

5.    No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by any of the Corporations solely as a result of the execution and delivery by such Corporation of the Transaction Documents or the performance by such Corporation of its obligations thereunder.

To Each of the Persons Listed

on Schedule A Attached hereto

November 16, 2022

6.    Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

7.    Each of the LLCs has all necessary limited liability company power and authority under the LLC Act and under its respective LLC Agreement to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

8.    The execution and delivery by each of the LLCs of the Transaction Documents, and the performance by each of the LLCs of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC under the LLC Act and under its respective LLC Agreement.

9.    The execution and delivery by each of the LLCs of the Transaction Documents, and the performance by each of the LLCs of its obligations thereunder, do not violate (i) its respective LLC Certificate or LLC Agreement, or (ii) the LLC Act.

10.    No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by any of the LLCs solely as a result of the execution and delivery by such LLC of the Transaction Documents or the performance by such LLC of its obligations thereunder.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A.    The opinions expressed in paragraphs 4 and 9 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution, and (v) judicial imposition of an implied covenant of good faith and fair dealing.

B.    We note that, notwithstanding any covenants to the contrary contained in the Transaction Documents: (i) the stockholders of any of the Corporations may dissolve such Corporation under Section 275(c) of the General Corporation Law upon the consent of all the stockholders entitled to vote thereon, (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of any of the Corporations entitled to vote thereon may effect a merger with such Corporation under Section 253 or Section 267 of the General Corporation Law, (iii) the stockholders of each of the Corporations may amend the Bylaws of such Corporation, and (iv) a member or manager of any of the LLCs has the right or power to apply to or petition a court to decree a dissolution of such LLC pursuant to Section 18-802 of the LLC Act.

C.    We express no opinion with respect to (i) purported waivers of any statutory or other rights, court rules and defenses to obligations where such waivers (a) are against public policy, or (b) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived, or (ii) paragraphs Third and Fourth of the BWAO Certificate of Formation (as defined in Schedule E attached hereto).

To Each of the Persons Listed

on Schedule A Attached hereto

November 16, 2022

D.    We have assumed that (i) at all times since the formation of BBBYCF (as defined in Schedule C attached hereto) until December 7, 2015, BBYCF (a) was governed by an oral or written limited liability company agreement, and (b) did not dissolve pursuant to its limited liability company agreement or by operation of law, and (ii) Liberty Procurement (as defined in Schedule F attached hereto) has been admitted to BBBY California (as defined in Schedule C attached hereto) as a member and is the sole member of BBBY California.

The foregoing opinions are rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by such persons for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any other purpose. This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

Very truly yours,

WAY/EL/MDS

/s/ Richards, Layton & Finger, P.A.
Richards, Layton & Finger, P.A.

Schedule A

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Schedule B

1.	BBB Canada LP Inc., a Delaware corporation (“BBB Canada”)

2.	Buy Buy Baby, Inc., a Delaware corporation (“Buy Buy Baby”)

3.	Harmon Stores, Inc., a Delaware corporation (“Harmon Stores”)

Schedule C

1.	BBBYCF LLC, a Delaware limited liability company (“BBBYCF”)

2.	BBBYTF LLC, a Delaware limited liability company (“BBBYTF”)

3.	Bed Bath & Beyond of California Limited Liability Company, a Delaware limited liability company (“BBBY California”)

4.	BWAO LLC, a Delaware limited liability company (“BWAO”)

5.	Chef C Holdings LLC, a Delaware limited liability company (“Chef C Holdings”)

6.	Decorist, LLC, a Delaware limited liability company (“Decorist”)

Schedule D

1.    The Certificate of Incorporation of BBB Canada, dated November 7, 2007, as filed in the office of the Secretary of State on November 7, 2007, as amended by the Certificate of Change of Registered Agent and/or Registered Office, as filed in the office of the Secretary of State on December 14, 2021.

2.    The Certificate of Incorporation of Buy Buy Baby, as filed in the office of the Secretary of State on August 8, 1995, as amended by the Certificate of Change of Registered Agent and/or Registered Office, as filed in the office of the Secretary of State on December 14, 2021, and as further amended by the Certificate of Amendment to Certificate of Incorporation of Buy Buy Baby, dated as of October 21, 2022, as filed in the office of the Secretary of State on October 21, 2022.

3.    The Certificate of Incorporation of Harmon Stores, dated September 26, 1973, as filed in the office of the Secretary of State on September 28, 1973, as amended by the Certificate of Amendment of Certificate of Incorporation Before Payment of any Part of the Capital of Harmon Stores, dated May 29, 1974, as filed in the office of the Secretary of State on June 21, 1974, as further amended by the Certificate of Amendment of Certificate of Incorporation of Harmon Stores, dated April 12, 1982, as filed in the office of the Secretary of State on April 16, 1982, as revived by the Certificate for Renewal and Revival of Charter, as filed in the office of the Secretary of State on September 19, 1988, as further amended by the Certificate of Amendment of Certificate of Incorporation of Harmon Stores, dated December 16, 1991, as filed in the office of the Secretary of State on December 23, 1991, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Harmon Stores, dated March 31, 1998, as filed in the office of the Secretary of State on July 16, 1998, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent of Harmon Stores, dated January 24, 2003, as filed in the office of the Secretary of State on February 7, 2003, as further amended by the Certificate of Change of Registered Agent and/or Registered Office, as filed in the office of the Secretary of State on December 14, 2021, and as further amended by the Certificate of Amendment to Certificate of Incorporation of Harmon Stores, dated as of October 21, 2022, as filed in the office of the Secretary of State on October 21, 2022.

Schedule E

1.    The Certificate of Formation of BBBYCF, dated August 11, 2015, as filed in the office of the Secretary of State on August 11, 2015, as amended by the Certificate of Amendment, dated December 7, 2015, as filed in the office of the Secretary of State on December 7, 2015, and as further amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on December 14, 2021.

2.    The Certificate of Formation of BBBYTF, dated February 22, 2016, as filed in the office of the Secretary of State on February 22, 2016, as amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Foreign Limited Liability Company, as filed in the office of the Secretary of State on July 14, 2022, and as corrected by the Certificate of Correction of Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Foreign Limited Liability Company of BBBYTF, dated as of October 13, 2022, as filed in the office of the Secretary of State on October 13, 2022.

3.    The Certificate of Formation of BBBY California, dated May 27, 1998, as filed in the office of the Secretary of State on May 28, 1998, as amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on December 14, 2021.

4.    The Certificate of Formation of BWAO, dated as of May 10, 2012 (the “BWAO Certificate of Formation”), as filed in the office of the Secretary of State on May 10, 2012, as amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on December 14, 2021.

5.    The Certificate of Formation of Chef C Holdings, dated January 25, 2017, as filed in the office of the Secretary of State on January 25, 2017, as amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on December 14, 2021.

6.    The Certificate of Formation of Decorist, dated as of March 7, 2017, as filed in the office of the Secretary of State on March 7, 2017, as amended by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on December 14, 2021.

Schedule F

1.    The Limited Liability Company Agreement of BBBYCF, dated as of December 7, 2015, made by Parent, as sole member.

2.    The Limited Liability Company Agreement of BBBYTF, dated as of February 22, 2016, made by Parent, as sole member.

3.    The Limited Liability Agreement of BBBY California, dated as of May 27, 1998, made by Parent, as sole member, as modified by the Assignment of Membership Interest, dated as of October 26, 1998, between Parent, as assignor, and BBBL, Inc., a Delaware corporation (“BBBL”), as assignee, as amended and restated by the Amended and Restated Limited Liability Company Agreement of BBBY California, dated as of October 26, 1998, made by BBBL, as sole member, and as further modified by the Assignment of Membership Interest, dated as of April 1, 2001, between BBBL, as assignor, and Liberty Procurement Co. Inc. (formerly known as Bed Bath & Beyond Procurement Co. Inc.), a New York corporation (“Liberty Procurement”), as assignee.

4.    The Limited Liability Company Agreement of BWAO, dated as of May 10, 2012, made by Parent, as sole member.

5.    The Limited Liability Company Agreement of Chef C Holdings, dated as of January 25, 2017, made by Parent, as sole member.

6.    The Limited Liability Company Agreement of Decorist, dated as of March 7, 2017, made by Parent, as sole member.